                                                                EXHIBIT h(26)(e)

[AIM LOGO APPEARS HERE]
--Registered Trademark--

P.O. Box 4333
Houston, TX 77210-4333
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173
713-626-1919
A I M Distributors, Inc.

April 27, 2000


VIA FEDERAL EXPRESS

Ted Shea
Sun Life Assurance Company of Canada (U.S.),
Clarendon Insurance Agency, Inc.
One Copley Place, Suite 200
Boston, MA 02116

Re:      Notice of Assignment and Consent


Dear Mr. Shea:

Sun Life Assurance Company of Canada (U.S.), Clarendon Insurance Agency, Inc. and AIM Variable Insurance Funds, Inc. are parties to a Participation Agreement dated February 17, 1998 (the "Agreement").

On May 1, 2000, AIM Variable Insurance Funds, Inc., a Maryland corporation, will be reorganized into AIM Variable Insurance Funds, a Delaware business trust. AIM Variable Insurance Funds will succeed to all the rights and obligations of AIM Variable Insurance Funds, Inc. This reorganization will result in a technical change of control of AIM Variable Insurance Funds, Inc. and thus an assignment of the Agreement.

Such assignment requires the consent of the parties. Accordingly, AIM Variable Insurance Funds, Inc. requests that you PROVIDE YOUR CONSENT TO THE ASSIGNMENT OF THE AGREEMENT AS DESCRIBED ABOVE BY SIGNING WHERE INDICATED BELOW AND RETURNING ONE MANUALLY-EXECUTED COPY OF THIS LETTER TO LAURIE HOLLIS NO LATER THAN MAY 8, 2000. THIS LETTER SHALL CONSTITUTE AN AMENDMENT TO THE AGREEMENT EFFECTIVE MAY 1, 2000.

[AIM FUNDS LOGO APPEARS HERE]
--Registered Trademark--

Thank you for your prompt attention and assistance in this matter. If you have any questions, please call Laurie Hollis at 713-214-1785.


Sincerely,

/s/  Carol F. Relihan
---------------------
Carol F. Relihan
Senior Vice President


Sun Life Assurance Company of Canada(U.S.)
ACKNOWLEDGED AND AGREED:


By:    /s/  Ted Shea               By:   /s/ Norton A. Goss II
      ---------------------              ---------------------
Name:  Ted Shea                    Name:  Norton A. Goss II
      ---------------------              ---------------------
Title: AVP & Senior Counsel        Title: AVP Compliance
      ---------------------              ---------------------
Date:                              Date:
      ---------------------              ---------------------




Clarendon Insurance Agency, Inc.
ACKNOWLEDGED AND AGREED:

By:   /s/ Norton A. Goss II        By:   /s/ [Illegible]
      ---------------------              ---------------------
Name:  Norton A. Goss II           Name: /s/ [Illegible]
      ---------------------              ---------------------
Title: AVP Compliance              Title: AVP & Senior Counsel
      ---------------------              ---------------------
Date:                              Date:
      ---------------------              ---------------------




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